     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  MAY 10, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                          VIMRX PHARMACEUTICALS INC.
            (Exact name of registrant as specified in its charter)

                   Delaware                                     06-1192468
(State or Other Jurisdiction of incorporation                (I.R.S. Employer
               or organization)                              Identification No.)

                       2751 CENTERVILLE ROAD, SUITE 210
                          WILMINGTON, DELAWARE 19808
                                (302) 998-1734
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              RICHARD L. DUNNING
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       2751 CENTERVILLE ROAD, SUITE 210
                          WILMINGTON, DELAWARE 19808
                                (302) 998-1734

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                  Copies to:
                          LOWELL S. LIFSCHULTZ, ESQ.
                         EPSTEIN BECKER & GREEN, P.C.
                                250 PARK AVENUE
                           NEW YORK, NEW YORK 10177
                                (212) 351-4500

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                 ---------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                          ------------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                              ------------------
                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                           PROPOSED          PROPOSED
                                           MAXIMUM           MAXIMUM
 TITLE OF SECURITIES     AMOUNT BEING   OFFERING PRICE      AGGREGATE          AMOUNT OF
  BEING REGISTERED        REGISTERED    PER SHARE (1)   OFFERING PRICE (1)  REGISTRATION FEE
---------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value                     70,000           $1.53            $107,100         $29.77
=============================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the last trading price on May 6, 1999.

Prospectus

                          VIMRX PHARMACEUTICALS INC.

                       2751 CENTERVILLE ROAD, SUITE 210
                          WILMINGTON, DELAWARE 19808
                                (302) 998-1734


                         70,000 Shares of Common Stock

                                _______________


The 70,000 VIMRX shares offered hereby may be sold by the Selling
Securityholders named in this Prospectus in the public market or in privately negotiated transactions from time to time. See "Plan of Distribution" on page 5 of this prospectus.

                                _______________

          VIMRX common stock is traded on the Nasdaq National Market under the symbol "VMRX." On May 6, 1999, the closing sale price of VIMRX common stock on the Nasdaq National Market was $ 1.53 per share.

                                _______________


This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 3.


                                _______________



    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

                                _______________



                                 May __, 1999

                          VIMRX PHARMACEUTICALS INC.


                 ____________________________________________

                               Table Of Contents


The Company........................................................   3
RISK FACTORS.......................................................   3
USE OF PROCEEDS....................................................   4
SELLING SECURITYHOLDERS............................................   4
PLAN OF DISTRIBUTION...............................................   5
AVAILABLE INFORMATION..............................................   8
DESCRIPTION OF COMMON STOCK........................................   8
INFORMATION INCORPORATED BY REFERENCE..............................   8
LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY; INDEMNIFICATION..   9
LEGAL MATTERS......................................................  10
EXPERTS............................................................  10

                                  THE COMPANY

          VIMRX is a biotechnology company that focuses on innovative technologies to improve human health. VIMRX's majority-owned (approximately 80%) principal subsidiary, Nexell Therapeutics Inc., is developing products utilizing cell separation technology in cell therapy for cancer and other life-threatening diseases. Nexell currently sells such products outside the United States, and is seeking FDA approval to market its products in the United States. VIMRX also has two compounds in development: VIMRxyn(R), chemically synthesized hypericin, which is in clinical trials for brain cancer and as an ointment for skin diseases, and VM301, a wound healing agent.


                                 RISK FACTORS

       An investment in shares of VIMRX common stock involves a high degree of risk. prospective investors should consider, among other items, the following factors:

       History of Losses. Since commencing its operations in January 1987, through December 31, 1998, VIMRX incurred a cumulative loss of $ 133,533,000 in funding its research and development programs and conducting its operations, and had no significant operating revenues until 1998. These revenues were principally derived from European sales of Isolex(R) devices and related disposables by Baxter Healthcare Corporation, the distributor for Nexell, VIMRX's approximately 80%-owned subsidiary. We expect to continue to incur net losses for the foreseeable future and can give no assurances that we will successfully complete the transition from a development stage company to a profitable operating business.

       Termination of Programs. VIMRX has decided to concentrate its resources on what it believes to be its most promising program, Nexell's Isolex(R) technology. This has resulted in the termination of VIMRX's collaboration with Columbia University, the closing of the operations of Innovir Laboratories, Inc. and may result in curtailment or termination of one of its two other programs unless it is able to reduce the related costs.

       Government Regulation - FDA. The manufacture and marketing of medical devices and therapeutic products is subject to extensive regulation by the FDA as well as by state and foreign authorities. Applications for approval of the two Isolex (R) devices are currently pending with the FDA. The FDA recently advised Nexell that these applications are approvable subject to the submission of additional information needed primarily to finalize labeling and the inspection by the FDA of manufacturing facilities for the Isolex(R) devices and associated reagents. Notwithstanding this development, we can give no assurance as to when FDA approval of the Isolex(R) will be granted, if ever.

       Competition. VIMRX and Nexell face competition from biotechnology companies, pharmaceutical companies, medical device manufacturers, academic institutions, government agencies and public and private research organizations, many of which have extensive resources and experience in research and development, clinical testing, manufacturing, regulatory affairs, distribution and marketing and some of which have significant research and development activities in areas upon which the programs of VIMRX and its subsidiaries are focused. We can give no assurances that competing companies will not develop more effective and/or less costly treatments or procedures for the applications being explored by VIMRX and Nexell.

       Risks Associated with Forward-Looking Statements Included in this Prospectus. This prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations, including those relating to the development of the Isolex(R) products. VIMRX's plans and objectives are based, among other things, on assumptions regarding timely FDA approval of the Isolex(R) products, development of new applications for the Isolex(R) products, future economic, competitive and market conditions, and future business decisions. Although we believe the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate.


                                USE OF PROCEEDS

       VIMRX will not receive any proceeds from the sale of its shares by the Selling Securityholders.


                            SELLING SECURITYHOLDERS

       The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock beneficially owned by each Selling Securityholder as of May 5, 1999, and the number of Shares that each may offer, and the number of shares of Common Stock beneficially owned by each Selling Securityholder upon completion of the Offering, assuming all of the Shares are sold. The number of Shares sold by each Selling Securityholder may depend upon a number of factors, including, among other things, the market price of the Common Stock. None of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with us or, to our knowledge, any of our predecessors or affiliates.

                                                      SHARES OF            SHARES OF         SHARES OF
                                                     COMMON STOCK        COMMON STOCK       COMMON STOCK
                                                  BENEFICIALLY OWNED    OFFERED IN THE   BENEFICIALLY OWNED
NAME OF SELLING                                  BEFORE OFFERING (1)     OFFERING (1)      AFTER OFFERING
                                                ----------------------  ---------------  ------------------
SECURITYHOLDER                                   NUMBER    PERCENT (2)      NUMBER        NUMBER   PERCENT
----------------------------------------------  ---------  -----------  ---------------  --------  --------
Mr. & Mr. William Lee Autry (3)                    32,500       *                32,500      0        --
Wolfson Equities (4)(5)                             8,750       *                 8,750      0        --
EDN Equities (4)                                    8,750       *                 8,750      0        --
W. Joint Venture (4)                               20,000       *                20,000      0        --

*  Less than one percent (1%)

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of computing the percentage of outstanding shares held by each Selling Securityholder on May 5, 1999, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any person.

(2) Based on 69,566,089 shares of common stock outstanding on March 29, 1999.

(3) The address of the Selling Securityholder is 1306 Cornell, Ruston, LA
   71270.

(4) The address of the principal business office of the Selling Securityholder is One State Street Plaza, New York, NY 10004.

(5) Aaron Wolfson, a principal of the Selling Securityholder, personally owns warrants to purchase 50,000 shares of VIMRX Common Stock. The Selling Securityholder disclaims beneficial ownership of such securities.


   We are registering the Shares for resale by the Selling Securityholders in accordance with registration rights granted to the Selling Securityholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the Selling Securityholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the Shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the Selling Securityholders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling the company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                               PLAN OF DISTRIBUTION

   The Selling Securityholders (or, subject to applicable law, their pledgees, donees, distributed, transferees or other successors in interest) may sell the Shares from time to time in public transactions, on or off The Nasdaq National Market, or private transactions, at prevailing market prices or at privately negotiated prices, including but not limited to the following types of transactions:

                . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

                . a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                . purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

                . face-to-face transactions between sellers and purchasers without a broker-dealer.

   The Selling Securityholders also may sell Shares that qualify under Section 4(l) of the Securities Act or Rule 144.

   In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate in the resales. The Selling Securityholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the Shares. The Selling Securityholders also may sell Shares short and deliver the Shares to close out such short position. The Selling Securityholders also may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares, which the broker-dealer may resell pursuant to this Prospectus. The Selling Securityholders also may pledge the Shares to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares pursuant to this Prospectus.

   Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Securityholders in amounts to be negotiated in connection with the sale. The Selling Securityholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting compensation.

   Information as to whether underwriters who may be selected by the Selling Securityholders, or any other broker-dealer, is acting as principal or agent for the Selling Securityholders, the compensation to be received by underwriters who may be selected by the Selling Securityholders, or any broker-dealer, acting as principal or agent for the Selling Securityholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this Prospectus (the "Prospectus Supplement"). Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including the Prospectus Supplement, if any, to any person who purchases any of the Shares from or through such dealer or broker.

   We have advised the Selling Securityholders that during such time as they may be engaged in a distribution of the Shares they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any Selling Securityholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Common Stock.

                             AVAILABLE INFORMATION

   We file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the Commission's website at www.sec.gov. We distribute annual reports containing audited financial statements to our stockholders.


                          DESCRIPTION OF COMMON STOCK

   The Company is authorized to issue 120,000,000 shares of Common Stock, par value $.001 per share.

   The holders of Common Stock are entitled to share ratably on a share-for-share basis with respect to any dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution, after payment of an amount equal to $1,000 per outstanding share of Series A Cumulative Convertible preferred stock. As of May 5, 1999, there were 70,282 shares of Series A Cumulative Convertible Preferred Stock outstanding. At the 1999 Annual meeting of Stockholders, the Company is seeking stockholder approval of a proposal to increase to 160,000,000 the number of shares of common stock it is authorized to issue. Holders of Common Stock have no preemptive rights. All outstanding shares are legally issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's certificate of incorporation and without stockholder action.


                     INFORMATION INCORPORATED BY REFERENCE

   The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and documents we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

 .  VIMRX's Annual Report on Form 10-K for the fiscal year ended December 31,
   1998, and

 .  VIMRX's Current Report on Form 8-K filed on January 8, 1999.

 .  VIMRX's Current Report on Form 8-K filed on February 4, 1999.

 .  VIMRX's Proxy Statement for its Annual Meeting of Stockholders to be held May
   25, 1999.

   You may request a copy of these filings, at no cost, by writing or calling us at:

                          VIMRX PHARMACEUTICALS INC.
                       2751 CENTERVILLE ROAD, SUITE 210
                          WILMINGTON, DELAWARE 19808
                ATTN: VICE PRESIDENT - CORPORATE COMMUNICATIONS
                                (302) 998-1734

   This prospectus is part of a registration statement we filed with the Commission. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. No offer of the common stock will be made in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.


       LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY; INDEMNIFICATION

   VIMRX has included in its Certificate of Incorporation and By-laws provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty (provided that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (which governs the payment of cash dividends at a time when VIMRX cannot afford to pay dividends), or for any transaction from which the director and/or officer derived an improper personal benefit), and (ii) indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, VIMRX has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                 LEGAL MATTERS

   Epstein Becker & Green, P.C., New York, NY will pass upon the validity of the Securities offered hereby for VIMRX. Partners of Epstein Becker & Green, P.C. own approximately 500,000 shares of VIMRX's common stock.


                                    EXPERTS

   The consolidated financial statements of VIMRX as of December 31, 1998 and 1997, and for the two years ended December 31, 1998, set forth in the Annual Report on Form 10-K incorporated by reference into this prospectus and Registration Statement have been audited by KPMG LLP, independent auditors, as set forth in their report thereon dated March 26, 1999, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of VIMRX for the year ended December 31, 1996, set forth in the Annual Report on Form 10-K incorporated by reference into this prospectus and Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon dated March 14, 1997, and are incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses payable by VIMRX in connection with this offering are as follows:

Registration Fees:                               $   100
Legal Fees:                                        7,500
Accounting Fees :                                  5,000
Transfer Agent Fees:                               1,000
Printing Expenses:                                   500
Miscellaneous:                                     2,500
                                                 -------
Total:                                           $15,100

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pursuant to Section 102 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

              A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of
            (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

  The Registrant is empowered by Section 145 of the DGCL, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employer or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant's Certificate of Incorporation and the Registrant's By-laws both provide for indemnification of its officers and directors to the full extent permitted by the DGCL.

ITEM 16.  EXHIBITS

  Exhibit
  Number     Description
  ------     -----------

   5.        Opinion of Epstein Becker & Green, P.C. re: legality of shares

  16         Letter of Richard A. Eisner & Co., LLP (1)

  23(a).     Consent of KPMG LLP

  23(b).     Consent of Richard A. Eisner & Company, LLP.

  23(c).     Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

  24. Power(s) of attorney (included in signature page to this registration Statement)

(1) Filed as the same numbered Exhibit to the registrant's Current Report on Form 8-K (Commission File No. 0-19153) filed May 21, 1997 and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statements.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of Richard L. Dunning, Donald G. Drapkin, Francis M. O'Connell, Laurence D. Fink, Linda G. Robinson, Lindsay A. Rosenwald, Eric A. Rose, Michael Weiner and Victor W. Schmitt constitutes and appoints Richard L. Dunning and Francis M. O'Connell, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on May 6, 1999.

                              VIMRX PHARMACEUTICALS INC.

                              By: /s/ Richard L. Dunning
                                  ----------------------
                                  Richard L. Dunning
                                  President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 6, 1999.

Signature                             Title                       Date
---------                             -----                       -----

/s/ Richard L. Dunning         President and Chief Executive     May 6, 1999
-------------------------      Officer
Richard L. Dunning             (Principal Executive Officer)


/s/ Donald G. Drapkin          Chairman of the Board and         May 6, 1999
-------------------------      Director
Donald G. Drapkin


/s/ Francis M. O'Connell       Vice President, Finance and       May 6, 1999
-------------------------      Controller (Principal Financial
Francis M. O'Connell           and Accounting Officer)

/s/ Laurence D. Fink           Director                          May 6, 1999
-------------------------
Laurence D. Fink



_________________________      Director
Linda G. Robinson


/s/ Lindsay A. Rosenwald, M.D. Director                          May 6, 1999
------------------------------
Lindsay A. Rosenwald, M.D.


/s/ Eric A. Rose, M.D.         Director                          May 6, 1999
-------------------------
Eric A. Rose, M.D.



_________________________      Director
Victor W. Schmitt


/s/ Michael Weiner, M.D.       Director                          May 6, 1999
-------------------------
Michael Weiner, M.D.

                                                                       EXHIBIT 5

                   [EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]


                                  May 6, 1999


VIMRX Pharmaceuticals Inc.
2751 Centerville Road
Suite 210
Wilmington, Delaware  19808

          Re: Registration Statement on Form S-3
              -----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to VIMRx Pharmaceuticals Inc. (the "Company") in connection with its filing of a Registration Statement on Form S-3 (the "Registration Statement") covering 70,000 shares (the "Shares") of the Company's authorized and unissued shares of Common Stock, $.001 par value.

          As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers of the Company and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

          On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

                       We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                              Very truly yours,

                              EPSTEIN BECKER & GREEN, P.C.


                              By:  /s/ Lowell S. Lifschultz
                                   ------------------------
                                   Lowell S. Lifschultz